UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2005

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant. Neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Exhibit 1.1
Exhibit 12.2

Item 8.01. Other Events

Palo Verde Nuclear Generating Station

On August 17, 2005, Arizona Public Service Company (“APS”) extended an unplanned outage of Unit 1 of the Palo Verde Nuclear Generating Station to repair an oil seal leak on a reactor coolant pump. The outage began on August 12, 2005, when APS shut down Unit 1 because of a maintenance issue related to one of the unit’s two emergency diesel generators. APS repaired the emergency diesel generator and was in the process of returning Unit 1 to full power when the decision was made to take the unit off-line to repair the oil seal leak. The reactor startup of Unit 1 is currently scheduled to occur mid-next week, subject to delay for unanticipated developments.

Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.
     The Registrant hereby files the following Exhibits to its Registration Statements on Form S-3 (Nos. 333-106772 and 333-121512, which were declared effective on July 14, 2003 and January 7, 2005, respectively.

Exhibit
No.	Registrant(s)	Description
1.1	APS	Underwriting Agreement and related Terms Agreement, each dated August 17, 2005, in connection with the offering of $250,000,000 of 5.50% Notes due 2035.

12.2	APS	Computation of Earnings to Fixed Charges.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: August 18, 2005	By:	/s/ Barbara M. Gomez

Barbara M. Gomez
Vice President and Treasurer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: August 18, 2005	By:	/s/ Barbara M. Gomez

Barbara M. Gomez
Vice President and Treasurer

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Exhibit Index

Exhibit
No.	Description
1.1	Underwriting Agreement and related Terms Agreement, each dated August 17, 2005, in connection with the offering of $250,000,000 of 5.50% Notes due 2035.

12.2	Computation of Earnings to Fixed Charges.

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